EXHIBIT 5.1 AND 23.1

Stephen E. Rounds, Attorney
4635 East Eighteenth Ave.
Denver, Colorado 80220

February 18, 2002

U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501

Re:  Registration Statement on Form S-3

Gentlemen:

     U.S. Energy Corp. (the "company") has filed a registration statement with the Securities and Exchange Commission to register the resale of up to 20,000 shares of common stock ($0.01 par value) of the company held by a holder of options on exercise of those options, under section 5 of the Securities Act of 1933. We have acted as counsel to the company in connection with the preparation and filing of the registration statement.

     Our legal opinion and consent to be named in the registration statement, are required to be provided in connection with such registration statement, and are required to be filed as exhibits to the registration statement.

                               DOCUMENTS REVIEWED

     We have examined originals, certified copies or other copies identified to out satisfaction, of the following:

     1.   Articles of Incorporation of the company.

     2.   Bylaws of the company.

     3.   All exhibits listed in Part II of the registration statement.

     4.   Part I of the registration statement.

     5. Minutes of proceedings of the company's board of directors to the date hereof.

     6.   Other documents as appropriate under the circumstances.




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U.S. Energy Corp.
January 17, 2002
Page -2-


     We also have consulted with officers and representatives of the company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as we have deemed advisable or necessary under the circumstances. Although I have not undertaken independent verification of the matters covered by this paragraph, I have no reason to believe that the representations and assurances received are materially inaccurate or false.





                               OPINION AND CONSENT

     Based on our review of the documents listed above, it is our opinion that the shares of common stock to be sold by the selling shareholder pursuant to the registration statement (when effective and subject to its continuing in effect during such offers and sales) will be duly and validly issued, fully paid and non-assessable shares of the common stock of the company.

     No opinion is expressed, and none shall be inferred, with respect to the financial statements incorporated by reference into the registration statement.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-3. However, we do not admit that we are in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1933.

     This opinion has been delivered to you for the purpose of being included as an exhibit to the registration statement and is intended solely for your benefit.


Yours Sincerely,


/s/   Stephen E. Rounds



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